Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENERGY SEARCH, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
__________________

Tennessee	62-1423071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

280 Fort Sanders West Blvd., Suite 200
Knoxville, Tennessee	39722
(Address of Principal Executive Offices)	(Zip Code)

ENERGY SEARCH, INCORPORATED
STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998
(Full Title of the Plan)

Richard S. Cooper	Copies to:	Patrick R. Sughroue
President		Patrick R. Sughroue, P.C.
Energy Search, Incorporated		3777 Sparks Drive, Suite 130
280 Fort Sanders West Blvd., Suite 200		Grand Rapids, Michigan 49546
Knoxville, Tennessee 37922

(Name and Address of Agent For Service)

(423) 531-6562
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount Of Registration Fee
Common Stock, no par value	700,000 shares(3)	$3.8125	$2,668,750	$741.91

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	On September 7, 1999, the last price of the Common Stock of Energy Search, Incorporated was $3.8125 per share. The registration fee is computed in accordance with Rule 457(h) and (c).
(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above, plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                    On June 14, 1999 the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-80649) with the Securities and Exchange Commission. The previously filed Registration Statement registered 300,000 shares of the Registrant's common stock authorized for issuance under the Stock Option and Restricted Stock Plan of 1998 (the "Plan"). Registration Statement No. 333-80649 is incorporated herein by reference. On June 17, 1999, the Registrant's shareholders approved an amendment to the Plan which increased the number of shares authorized for issuance under the Plan to 1,000,000 shares of the Registrant's common stock. This current Registration Statement on Form S-8 is registering the additional 700,000 authorized shares under the Plan.

Item 8.          Exhibits.

                    The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Document

4.1	Amended and Restated Charter.

4.2	Bylaws. Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, and incorporated herein by reference.

4.3	Specimen of Common Stock Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.4	Specimen of Redeemable Series A Common Stock Purchase Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.5	Specimen of Underwriters' Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

5	Opinion of Patrick R. Sughroue, P.C.

23.1	Consent of Plante & Moran, LLP.

23.2	Consent of Patrick R. Sughroue, P.C. Included in Exhibit 5 above.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on this 3rd day of September, 1999.

ENERGY SEARCH, INCORPORATED

By /s/ Richard S. Cooper
Richard S. Cooper
President

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles P. Torrey, Jr.	Director (Principal	September 3, 1999
Charles P. Torrey, Jr.	Executive Officer)

/s/ Richard S. Cooper	Director	September 3, 1999
Richard S. Cooper

/s/ Robert L. Remine	Director (Principal	September 3, 1999
Robert L. Remine	Financial and Accounting
Officer)

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Amended and Restated Charter.

4.2	Bylaws. Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, and incorporated herein by reference.

4.3	Specimen of Common Stock Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.4	Specimen of Redeemable Series A Common Stock Purchase Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

4.5	Specimen of Underwriters' Warrant Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (333-12755), and incorporated herein by reference.

5	Opinion of Patrick R. Sughroue, P.C.

23.1	Consent of Plante & Moran, LLP.

23.2	Consent of Patrick R. Sughroue, P.C. Included in Exhibit 5 above.